FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
July 15, 2005	CLIENT/MATTER NUMBER 052406-0217

MGIC Investment Corporation
MGIC Plaza
250 East Kilbourn Avenue
Milwaukee, WI 53202

Ladies and Gentlemen:

        We have acted as counsel for MGIC Investment Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Form S-3 Registration Statement, including the Prospectus constituting a part thereof (the “Registration Statement”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and relating to the issuance and sale of up to $500,000,000 aggregate principal amount of unsecured senior debt securities (the “Debt Securities”) in the manner set forth in the Registration Statement. The Debt Securities may be offered from time to time in one or more series. The Registration Statement contemplates that each series of Debt Securities would be issued under an Indenture (the “Indenture”), dated October 15, 2000, between the Company and U.S. Bank, National Association, as trustee, and a supplemental indenture (the “Supplemental Indenture”) or an officers’ certificate (the “Officers’ Certificate”), as the case may be, providing for the issuance of such series.

        In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the exhibits (including those incorporated by reference) constituting a part of said Registration Statement; (c) the Articles of Incorporation and Amended and Restated Bylaws of the Company, as amended to date; (d) resolutions adopted by the Board of Directors of the Company authorizing the issuance and sale of the Debt Securities; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

        Based upon the foregoing, we are of the opinion that:

        1.    The Company is a validly existing corporation under the laws of the State of Wisconsin.

        2.    The Debt Securities, when executed, authenticated and issued in the manner and for the consideration contemplated by the Registration Statement, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors’ rights generally or the application of equitable principles; provided, that prior to the issuance of the Debt Securities there shall be taken various proceedings in the manner contemplated by us as counsel, which include the following:

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH

MGIC Investment Corporation
July 15, 2005

a. The completion of requisite procedures under the applicable provisions of the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended;

b. The further authorization by one or more specified senior executive officers of the Company of the Supplemental Indenture or the Officers’ Certificate, as the case may be, relating to the Debt Securities, the issuance of the Debt Securities and related matters; and

c. The execution, delivery and filing of the Supplemental Indenture or the Officers’ Certificate, as the case may be, and the filing of other documents and the taking of such other proceedings as provided in the Indenture with respect to the issuance of the Debt Securities thereunder.

        We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we hereby disclaim that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours, /s/Foley & Lardner LLP